DIME COMMUNITY BANCSHARES, INC.
ANNUAL INCENTIVE PLAN
Amended and Restated as of December 31, 2008

SECTION 1.                                Purpose.

The purpose of the Dime Community Bancshares, Inc. ("Dime") Annual Incentive Plan (the "Plan") is to provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Dime (the "Company"). The Plan is part of an overall compensation program which ties the achievement of annual strategic and operating goals with compensation.  Effective as of December 31, 2008, this Plan is amended and restated in order to comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

SECTION 2.                                Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

"Award" shall mean the payment of an award by the Committee to a Participant pursuant to Section 4.

"Applicable Period" shall mean, with respect to any Award Year, a period commencing on or before the first day of such Award Year and ending no later than the earlier of (i) the 90th day of such Award Year or (ii) the date on which 25% of such Award Year has been completed. Any action required under the Plan to be taken within the period specified in the previous sentence may be taken at a later date with respect to Participants who are not Covered Officers and with respect to Covered Officers if Section 162(m) is amended to permit such later date.

"Award Year" shall mean any fiscal year, or other performance period designated by the Committee, with respect to the Company's performance in which an Award is granted.

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Committee designated pursuant to Section 3. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

"Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m), as hereinafter defined; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

"Individual Award Opportunity" shall mean the performance-based award opportunity for a Participant for a given Award Year as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

"Participant" shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) who receives an Individual Award Opportunity.

"Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

SECTION 3.                                Administration.

(a)           Committee. Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best, including without limitation:

(i)           to designate Participants and Individual Award Opportunities and/or bonus pool award opportunities;

(ii)           to designate and thereafter administer the performance goals and other Award terms and conditions;

(iii)           to determine and certify the bonus amounts earned for any Award Year;

(iv)           to determine the effect on an Award of a termination of employment; and

(v)           to decide whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants.

(b)           Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.

SECTION 4.                                Eligibility for and Payment of Awards.

(a)           Eligible Employees. Subject to the provisions of the Plan, within the Applicable Period, the Committee may select officers or employees of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of the Individual Award Opportunities and the conditions under which they may be earned.

(b)           Payment of Awards. Awards under the Plan shall be paid in cash or shares of Company stock, subject to applicable withholding taxes, on May 15th of the calendar year following the end of the Plan Year.

The Committee may require that a Participant must still be employed as of the end of the Award Year and/or the date on which the bonus is calculated, in order to be eligible for an award for such Award Year and the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole discretion, regarding the impact on an Award of a Participant's termination of employment. In such event, the shares of Company stock delivered in payment of an award that has been earned shall have an aggregate fair market value (determined as of the date the award is earned) equal to the dollar amount of the earned award, and fair market value for this purpose shall be determined on the basis of the closing sales price for a share of Company common stock on the relevant date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading (including the Nasdaq Stock Market as a national securities exchange for this purpose), as of the close of the market in New York City and without regard to after-hours trading activity.

(c)           During the Applicable Period, the Committee shall establish the Individual Award Opportunities for such Award Year, which shall be based on achievement of stated target performance goals, and may be stated in dollars or on a formula basis.

(d)           Awards to Covered Officers.

(i)           Notwithstanding the provisions of Sections 4(a), 4(b), and 4(c) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). Subject to the discretion of the Committee as set forth in Section 6(b) hereof, the maximum amount of the Award that may be granted with respect to any Award Year to any Covered Officer at the time of such grant shall be $1,500,000.

(ii)           Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to an Award Year unless the members of the Committee shall have certified in accordance with Section 162(m) the extent to which the applicable performance goals have been satisfied.

SECTION 5.                                Performance Goals

For any given Award Year, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if applicable). The performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i)           earnings per share *

(ii)           net income *

(iii)           return on average equity *

(iv)           return on average assets *

(v)           core earnings *

(vi)           stock price

(vii)           operating income

(viii)                      operating efficiency ratio;

(ix)           net interest rate spread;

(x)           loan production volumes;

(xi)           non-performing loans;

(xii)           cash flow;

(xiii)                      strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures

(xiv)                      except in the case of a Covered Officer, any other performance criteria established by the Committee

(xv)           any combination of (i) through (xiv) above.

  * Performance goals indicated may be established on the basis of reported earnings or cash earnings.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

SECTION 6.                                General Provisions.

(a)           Adjustments. If the performance criteria for any Award Year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such criteria and make payments accordingly under the Plan.

(b)           No Adjustments for Covered Officers.  Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating the performance criteria if and to the extent that such adjustments would have the effect of increasing the amount of an Award to a Covered Officer. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 4(d) prior to payment thereof.

(c)           No Assignment.  No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

(d)           Tax Requirements.  All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e)           No Additional Participant Rights.  The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f)           Liability.  The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g)           Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(h)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

SECTION 7.                                Amendment and Termination of the Plan.

The Board may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards deferred by such Participant pursuant to Section 4(b). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company's stockholders if required by and in accordance with Section 162(m).

SECTION 8.                                Re-approval by Shareholders.

Any material terms of the performance goals described in Section 5 shall be disclosed to and re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

SECTION 9.                                Section 409A Compliance.

Dime acknowledges that the payments promised to the Participants under this Plan must either comply with the requirements of section 409A of the Code (“Section 409A”) and the regulations thereunder or qualify for an exception from compliance.  To that end, Dime asserts that the payment described in section 4(b) of this Plan is intended to be a payment upon a specified time or fixed schedule pursuant to Section 409A(a)(2)(A)(iv).    In the case of a payment promised under this Plan that is not exempt from Section 409A, and that is to be paid upon a separation from service (within the meaning of Treasury Regulation 1.409A-1(h)) to a Participant who is a specified employee within the meaning of section 409A of the Code at the time of such separation from service, such payment shall not be made prior to, and shall, if necessary, be deferred (with interest at the annual rate of 6%, compounded monthly from the date of separation from service to the date of actual payment) to and paid on the first day of the seventh month to begin after the separation from service and, if the Participant is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following the Participant’s separation from service.  Each amount payable under this plan that is required to be deferred beyond the Participant’s separation from service, shall be deposited on the date on which, but for such deferral, Dime would have paid such amount to the Participant, in a grantor trust which meets the requirements of Revenue Procedure 92-65 (as amended or superseded from time to time), the trustee of which shall be a financial institution selected by Dime with the approval of the Participant (which approval shall not be unreasonably withheld or delayed), pursuant to a trust agreement the terms of which are approved by the Participant (which approval shall not be unreasonably withheld or delayed) (the “Rabbi Trust”), and payments made shall include earnings on the investments made with the assets of the Rabbi Trust, which investments shall consist of short-term investment grade fixed income securities or units of interest in mutual funds or other pooled investment vehicles designed to invest primarily in such securities.  Furthermore, this Plan shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A.